SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐  Preliminary Information Statement

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☒ Definitive Information Statement

OAK RIDGE MICRO-ENERGY, INC.

(Name of Registrant as Specified in its Charter)

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Contact Person:

Leonard W. Burningham, Esq.

Suite 205, 455 East 500 South

Salt Lake City, Utah 84111

Tel: 801-363-7411; Fax: 801-355-7126

OAK RIDGE MICRO-ENERGY, INC.

3046 East Brighton Place

Salt Lake City, Utah  84121

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished by Oak Ridge Micro-Energy, Inc., a Colorado corporation (the “Company,” “we,” “our,” “us” or words of similar import) to our stockholders regarding an amendment to our Articles of Incorporation.  The amendment would amend Article I of our Articles of Incorporation to change our name from “Oak Ridge Micro-Energy, Inc.” to “Oak Ridge Energy Technologies, Inc.”

The amendment to our Articles of Incorporation was unanimously adopted by written consent of our Board of Directors and our principal stockholder, Newmark Investment Limited, a company organized under the laws of Hong Kong (“Newmark”), which owns 92,000,000 shares of our common stock, or 92% of our outstanding voting securities (the “Majority Stockholder”), effective July 1, 2013.  No other votes were required or necessary to adopt the amendment to our Articles of Incorporation, and none is being solicited hereunder.  See the captions “Voting Securities and Principal Holders Thereof” and “Vote Required for Approval,” herein.

The amendment to our Articles of Incorporation will become effective on the opening of business on August 21, 2013, or a date that will be at least 21 days from the mailing of this Information Statement to our stockholders.  The amendment to our Articles of Incorporation is the only matter covered by this Information Statement.

APPROXIMATE DATE OF MAILING: July 31, 2013.

REASONS FOR THE ADOPTION OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION

The reason for the change in our name is to better reflect our current and intended business operations.

DISSENTERS’ RIGHTS

There are no dissenters’ rights applicable with respect to this amendment to our Articles of Incorporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to our Articles of Incorporation, which is not shared by all other stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The securities that would have been entitled to vote if a meeting was required to have been held regarding the amendment to our Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on July 1, 2013, the record date of the action taken by written consent of our Board of Directors and Majority Stockholder respecting this amendment was 100,000,000 shares.

Security Ownership of Principal Holders and Management

The following table sets forth certain information as of July 1, 2013, regarding current beneficial ownership of the shares of our common stock by: (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group.  Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown.  The address for all officers and directors listed below is 3046 East Brighton Place, Salt Lake City, Utah 84121, which is the principal executive office address of the Company.  The information presented is based upon 100,000,000 outstanding shares of our common stock.

Ownership of Officers and Directors and Principal Stockholders

		Number of Shares	Percentage
Name	Position	Owned	Of Class

Officers and Directors

Jeffrey John Flood	CEO	0.0%
	President
	Secretary
	Treasurer
	Director

Mark L. Meriwether	Vice President	2,759,917	2.76%
	Director

Officers and Directors as a Group:	Two Persons	2,759,917	2.76%

Majority Stockholder:

Newmark Investment Limited		92,000,000	92%

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Colorado Law

Article VIII indicates that the Company can amend its Articles of Incorporation in accordance with the Colorado Revised Business Corporation Act, which provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors (Section 7-110-103) and then be subject to the approval of persons owning a majority of a quorum of the securities entitled to vote on any such amendment.  A quorum is present when a majority of the voting shares are represented at a meeting (Section 7-107-206).  Section 7-107-104, provides that persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent.

Resolutions to effect the amendment were unanimously adopted by our Board of Directors and the Majority Stockholder on July 1, 2013.  The Majority Stockholder owns 92% of our outstanding voting securities.  No other votes or consents are required or necessary to effect the amendment to our Articles of Incorporation.

Effective Date of Amendment

The effective date of the amendment to our Articles of Incorporation will be on the opening of business on August 21, 2013, or a date that is at least 21 days from the mailing of this Information Statement to our stockholders, subject to the filing of Articles of Amendment to our Articles of Incorporation with the State of Colorado, Secretary of State, Corporate Division.

NOTICE

THE MAJORITY STOCKHOLDER OF OUR COMPANY HAS CONSENTED TO THE ADOPTION OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION BY OWNING IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THE AMENDMENT UNDER COLORADO LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE IS REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

Date: July 30, 2013	/s/ Jeffrey J. Flood
Jeffrey J. Flood, CEO, President, Director, Secretary and Treasurer

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